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                                                                     EXHIBIT 4.2


THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCRobin MyersFinancial Printing GroupTHE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.


                       WARRANT TO PURCHASE COMMON STOCK

                                      OF

                          GOOD TIMES RESTAURANTS INC.

          This is to certify that, for value received, THE BAILEY COMPANY, LLLP, or its registered assigns ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from Good Times Restaurants Inc., a Nevada corporation (the "Company"), twenty-five thousand (25,000) shares of common stock, $.001 par value per share, of the Company (the "Common Stock"), at a purchase price per share as set forth herein. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock shall be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Stock" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price." This Warrant shall not be deemed issued until the occurrence of the Second Closing (as defined in that certain letter agreement dated March 12, 1999, by and between Holder and the Company).

          (a) Expiration of Warrant.  This Warrant may be exercised in whole or
              ---------------------
in part at any time or from time to time on or after the date hereof but prior to the earlier to occur of (i) March 31, 2004, or (ii) a sale of substantially all of the capital stock or assets of the Company or a merger of the Company in a transaction in which it is not the surviving corporation, provided that the term surviving corporation shall not apply to the Company in a reverse triangular merger where the Company has become a wholly owned subsidiary of another corporation.

          (b) Exercise of Warrant.  This warrant may be exercised by
              -------------------
presentation and surrender hereof to the Company with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of shares specified in such form, together with all federal and state taxes applicable upon such exercise. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Stock. Upon receipt by the Company of this Warrant at the office of the Company, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then
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be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.

          (c) Exercise Price.  The Exercise Price shall be four dollars ($4.00)
              --------------
per share of Common Stock, except that the Exercise Price shall be subject to adjustment from time to time as provided in Section (g) .

          (d) Reservation of Shares.  The Company hereby agrees that at all
              ---------------------
times there shall be reserved for delivery upon exercise of this Warrant such number of shares of Common Stock as shall be required for issuance or delivery upon exercise of this Warrant and that the par value of such shares will at all times be less than the applicable Exercise Price.

          (e) Assignment or Loss of Warrant.  This Warrant is assignable by the
              -----------------------------
Holder in whole or in part, subject to the provisions of paragraph (k) hereof. Any such assignment shall be made by surrender of this Warrant to the Company, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax. Upon any assignment of this Warrant as aforesaid, the Company shall, without charge, execute and deliver a new Warrant of like tenor registered in the name of the assignee named in such Assignment Form entitling the assignee to purchase the number of shares of Common Stock purchasable hereunder (or under the portion hereof so assigned) and, in the event this Warrant shall be assigned in part, shall execute and deliver to the Holder hereof a new Warrant registered in the name of the Holder entitling him to purchase the balance of the number of shares of Common Stock purchasable hereunder, and this Warrant shall promptly be cancelled. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, or destruction or mutilation of this Warrant, and (in case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

          (f) Rights of the Holder.  The Holder shall not, by virtue hereof, be
              --------------------
entitled to any rights of a shareholder in the Company, either at law or equity. The rights of the Holder are limited to those expressed herein and are not enforceable against the Company except to the extent set forth herein.

      (g) Anti-Dilution Provisions:
          -------------------------

          (1) Adjustment in Exercise Price.  In case the Company shall at any
              ----------------------------
time issue Common Stock or securities convertible into Common Stock by way of dividend or other distribution on any stock of the Company or subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall be proportionately decreased in the case of such issuance (on the day following the date fixed for determining the Company shareholders entitled to receive such dividend or other distribution) or decreased in the case of such subdivision or increased in the case of such combination (on the date that such subdivision or combination shall become effective).

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          (2) No Adjustment for Small Amounts.  Anything in this Section (g) to
              -------------------------------
the contrary notwithstanding, the Company shall not be required to give effect to any adjustment in the Exercise Price unless and until the net effect of one or more adjustments, determined as above provided, shall have required a change of the Exercise Price by at least five cents ($.05), but when the cumulative net effect of more than one adjustment so determined shall be to change the actual Exercise Price by at least five cents ($.05), such change in the Exercise Price shall thereupon be given effect.

          (3) Number of Shares Adjusted.  Upon any adjustment of the Exercise
              -------------------------
Price, the Holder of this Warrant shall thereafter (until another such adjustment) be entitled to purchase, at the new Exercise Price, the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the new Exercise Price.

          (4) Common Stock Defined.  Whenever reference is made in this Section
              --------------------
(g) to the issue or sale of shares of Common Stock, the term "Common Stock" shall mean the Common Stock of the Company of the class authorized as of the date hereof and any other class of stock ranking on a parity with such Common Stock. However, subject to the provisions of Section (j) hereof, shares issuable upon exercise hereof shall include only shares of the class designated as Common Stock of the Company as of the date hereof.

      (h) Officer's Certificate.  Whenever the Exercise Price shall be
          ---------------------
adjusted as required by the provisions of Section (g) hereof, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office, and with its agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided and setting forth in reasonable detail the facts requiring such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder and the Company shall, forthwith after each such adjustment, deliver a copy of such certificate to the Holder. Such certificate shall be conclusive as to the correctness of such adjustment.

      (i) Notices to Warrant Holders.  So long as this Warrant shall be
          --------------------------
outstanding and unexercised, if (i) the Company shall pay any dividend or make any distribution upon the Common Stock, or (ii) the Company shall offer to the holders of Common Stock for subscription or purchase by them any shares of stock of any class or any other rights, or (iii) any capital reorganization of the Company, reclassification of the capital stock of the Company, or consolidation or merger of the Company with or into another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company, or sale of substantially all of the capital stock or assets of the Company shall be effected, then, in any such case, the Company shall cause to be delivered to the Holder at least thirty (30) days prior to the date referred to in (iv) or (v) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (iv) a record is to be taken for the purpose of such dividend, distribution or rights, or (v) such reclassification, reorganization, consolidation, merger, dissolution, liquidation, winding up or sale is to take place.

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      (j) Reclassification, Reorganization, Etc.  In case of any
          -------------------------------------
reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of an issuance of Common Stock by way of dividend or other distribution or of a subdivision or combination), the Company shall cause effective provision to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization or other change. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section (j) shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock.

      (k) Transfer to Comply with the Securities Act of 1933.  This Warrant
          --------------------------------------------------
or the Warrant Stock or any other security issued or issuable upon exercise of this Warrant shall not be sold or transferred except in compliance with the Securities Act of 1933, as amended (the "Act"), or an exemption thereunder and then only against receipt by the Company of an agreement of such person to comply with the provisions of this Section (k) with respect to any resale or other disposition of such securities.

      (l) Holder Representations and Warranties.  Holder is aware of the
          -------------------------------------
business affairs and financial condition of the Company and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire this Warrant and the Warrant Stock. Holder has had the opportunity to ask questions of and receive answers from the Company and any persons acting on its behalf concerning the Company and to obtain any additional information necessary to verify the accuracy of any information received concerning the Company, this Warrant, and the Warrant Stock. Holder is capable of bearing the economic risk and burdens of this investment, including the possibilities of complete loss of this investment. Holder has had substantial experience in business or investments including investment experience with securities, such as stocks and bonds. Holder understands that this Warrant and the Warrant Stock have not been and will not be registered under the Act, and that in issuing this Warrant and the Warrant Stock, the Company has relied upon the exemption from registration under the Act contained in Section 4(2), which exemption depends upon, among other things, the bona fide nature and veracity of Holder's representations and warranties in Sections (l) and (m) hereof.

      (m) Holder's Representations and Warranties: Investment Purpose.
          -----------------------------------------------------------
Holder is purchasing this Warrant and the Warrant Stock for investment for its own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Act. Holder acknowledges and understands that this Warrant and the Warrant Stock must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. Holder understands that the certificates evidencing the Warrant Stock will be imprinted with a legend which prohibits the transfer of the Warrant Stock unless they are registered or the Company receives an opinion of Holder's counsel reasonably satisfactory to the Company to the effect that such registration is not required. Holder further understands that stop

                                       4
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transfer instructions will be in effect with respect to the transfer of this
Warrant and the Warrant Stock consistent with the above.

      (n) Warrant Stock Registration Rights.   The Warrant Stock shall be
          ---------------------------------
deemed to constitute additional shares of "Restricted Stock" under the May 31, 1996 Registration Rights Agreement between the Company and Holder and shall be entitled to the registration rights accorded Restricted Stock under Section 5 of the Registration Rights Agreement.

      (o) Restriction on Resale of Warrant Stock.  Notwithstanding anything
          --------------------------------------
to the contrary contained in this Warrant, the Warrant Stock shall not be sold prior to June 30, 2001 except pursuant to a transaction not involving a public stock trading market of the Company or pursuant to a transaction involving the acquisition of substantially all of the capital stock of the Company as a result of a sale or merger.

      (p) Applicable Law.  This Warrant shall be governed by and in
          --------------
accordance with the laws of the State of Colorado.

          IN WITNESS WHEREOF, Good Times Restaurants Inc. and Holder have executed this Warrant to become effective as of the 15th day of April, 1999.

                              GOOD TIMES RESTAURANTS INC.,
                              a Nevada corporation

                              By: /s/ Boyd E. Hoback
                                  ----------------------------------------
                                  Boyd E. Hoback, President

                              HOLDER:

                              THE BAILEY COMPANY, LLLP,
                              a Colorado limited partnership

                              By: The Erie County Investment Co.,
                                  Its general partner

                              By: /s/ David E. Bailey
                                  ----------------------------------------
                                  David E. Bailey, President

                                       5
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                                 PURCHASE FORM

                                                      Dated:____________________

          The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing __________ shares of Common Stock and hereby makes payment of $__________ in payment of the actual exercise price thereof.

                        ------------------------------

                    INSTRUCTIONS FOR REGISTRATION OF STOCK


Name: _________________________________________________________________________
                    (Please type or print in block letters)

Address: ______________________________________________________________________

_______________________________________________________________________________

Signature: ____________________________________________________________________

                        ------------------------------

                                ASSIGNMENT FORM

          FOR VALUE RECEIVED, _________________________________________________
hereby sells, assigns and transfers unto

Name: _________________________________________________________________________
                    (Please type or print in block letters)

Address: ______________________________________________________________________

_______________________________________________________________________________
the right to purchase Common Stock represented by this Warrant to the extent of __________ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint

_______________________________________________________________________________
attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

                              Signature: ______________________________________

Dated: _______________________

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